UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 18, 2011

K-SWISS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18490	95-4265988
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

31248 Oak Crest Drive, Westlake Village, CA	91361
(Address of principal executive offices)	(Zip code)

818-706-5100

(Registrant’s telephone number,

including area code)

N/A

(Former name or former address, if

changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 18, 2011, K•Swiss Inc. (the “Company”) and K-Swiss Sales Corp. (the “Guarantor”) entered into the First Amendment to Loan Agreement (the “First Amendment”) with Bank of America, N.A. (the “Bank”) pursuant to which the Loan Agreement dated as of June 30, 2010 (the “Loan Agreement”) among the Company, the Guarantor and the Bank was amended and restated in its entirety as set forth in the First Amendment. The Loan Agreement, as amended by the First Amendment, among other things permits the Company to incur borrowings denominated in Euros, Pounds Sterling and Canadian Dollars in addition to borrowings denominated in U.S. dollars.

The foregoing is only a summary of the material terms of the First Amendment, does not purport to be complete and is qualified in its entirety by reference to the First Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report of Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit
10.1	First Amendment to Loan Agreement dated as of April 18, 2011 entered into among K•Swiss Inc., K-Swiss Sales Corp. and Bank of America, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

K-Swiss Inc.

Date: April 21, 2011	By:	/s/ George Powlick
George Powlick Vice President Finance, Chief Administrative Officer, Chief Financial Officer, and Secretary

EXHIBIT INDEX

Exhibit	Description
10.1	First Amendment to Loan Agreement dated as of April 18, 2011 entered into among K•Swiss Inc., K-Swiss Sales Corp. and Bank of America, N.A.